Exhibit 5.1

                                                               May 25, 2001


IGI, Inc.
Wheat Road & Lincoln Avenue
P.O. Box 867
Buena, NJ 08310


Ladies and Gentlemen:

      We have acted as counsel to IGI, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act") with respect to the registration under the Act of 500,000 shares of Common Stock of the Company, $.01 par value per share (the "Shares") issued by the Company to Univest Mgt. Inc. E.P.S.P. ( the "Selling Shareholder"). The Registration Statement relates to the resale of the Shares by the Selling Shareholder.

      In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that the Shares are validly issued, fully paid and nonassessable.

      We are admitted to practice only in the State of New Hampshire and express no opinion as to matters governed by any laws other than the laws of the State of New Hampshire, the Delaware General Corporation Law and the federal laws of the United States of America.

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      We understand that this opinion is to be used in connection with the
Registration Statement and hereby consent (i) to the filing of this opinion with and as a part of said Registration Statement and (ii) to the use of our name therein and in the related Prospectus under the caption "Legal Opinions".

                                       Very truly yours,

                                       DEVINE, MILLIMET & BRANCH
                                       Professional Association